Exhibit 5

EXECUTION VERSION

Hemisphere Media Group, Inc.

Class A Common Stock

($0.0001 par value per share)

Underwriting Agreement

New York, New York

May 7, 2015

RBC Capital Markets, LLC

As Representative of the several Underwriters,

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

The stockholders listed in Schedule I hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, 3,195,583 shares of Class A common stock, $0.0001 par value per share (“Common Stock”) of Hemisphere Media Group, Inc., a corporation organized under the laws of Delaware (the “Company”) (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”). The Company proposes to grant to the Underwriters an option to purchase up to 479,337 additional shares of Common Stock from the Company (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 20 hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the documents incorporated by reference therein.

1. Representations and Warranties. (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-203223) on Form S-3, including a related prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall comply in all material respects with the applicable requirements of the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any Option Closing Date (as defined herein), if such date is not the Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each broadly available electronic road show, if any, when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus does not include any information that materially conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not be reasonably expected to (i) materially interfere with the performance of this Underwriting Agreement (the “Agreement”) or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(g) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.

(h) The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities being sold by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Global Market (“Nasdaq”); except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Company does not have any outstanding debt or preferred equity securities that are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

(i) There is no material franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(j) This Agreement has been duly authorized, executed and delivered by the Company.

(k) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required by the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or impositions as would not be reasonably expected to have a Material Adverse Effect.

(n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights as have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and as have been effectively waived prior to the date of this Agreement.

(o) The consolidated historical financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the information included therein. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or information are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(q) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its certificate of incorporation or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for such violations or defaults as would not be reasonably expected to have a Material Adverse Effect.

(r) McGladrey LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(s) The Company and each of its subsidiaries has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not be reasonably expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other written assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or as would not be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(t) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(u) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are adequate and customary in the businesses in which they are engaged; except as would not reasonably be expected to have a Material Adverse Effect, all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would be reasonably expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for the refusal of which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(v) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries hold all Federal Communications Commission (the “FCC”) permits, licenses, authorizations, waivers, registrations, and approvals (collectively, the “FCC Authorizations”) for the Company’s broadcast and cable network operations that are necessary to conduct their respective businesses in the manner in which they are currently being conducted as described in the Registration Statement, the Disclosure Package and the Prospectus; the FCC Authorizations are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, the operations of the broadcast and cable networks owned or operated by the Company and its subsidiaries (the “Networks”), respectively, are in compliance with the terms of the FCC Authorizations, the Communications Act of 1934, as amended (the “Communications Act”), and the published rules, regulations, policies and decisions of the FCC thereunder (collectively, the “FCC Regulations”); and all reports and documents that are required by the Communications Act and FCC Regulations to be filed with respect to the ownership, management or operation of the Networks have been duly and timely filed, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. None of the Company and its subsidiaries has received written notice of any revocation or modification of any FCC Authorization or has any reason to believe that any such FCC Authorization will not be renewed in the ordinary course, and there is no pending or to the Company’s knowledge or the knowledge of its subsidiaries threatened notice of violation, order of forfeiture, petition to deny, complaint, investigation or other proceeding pending by or before the FCC except where such revocation, modification, failure to renew or proceeding would not have a Material Adverse Effect.

(w) In addition to the FCC Authorizations, the Company and its subsidiaries possess or have applications pending for all licenses, certificates, permits and other authorizations (collectively the “Other Governmental Authorizations”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company and its subsidiaries has received written notice of any revocation or modification of any Other Governmental Authorization or has any reason to believe that any Other Governmental Authorization will not be renewed in the ordinary course, and there is no pending or to the Company’s knowledge or the knowledge of its subsidiaries threatened notice of violation, order of forfeiture, petition to deny, complaint, investigation or other proceeding by or before any governmental authority with respect to the Other Governmental Authorizations except where such modification, failure to renew or investigation would not reasonably be expected to have a Material Adverse Effect.

(x) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(y) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(z) (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not be reasonably expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known by the Company to be threatened, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party that could reasonably be expected to have a Material Adverse Effect and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(aa) None of the following events has occurred or exists: (i) a failure by the Company to fulfill its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service (the “IRS”), the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries that would reasonably be expected to have a Material Adverse Effect; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries that would reasonably be expected to have a Material Adverse Effect; or (iii) any event or condition giving rise to a liability under Title IV of ERISA that would be reasonably expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or its business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions.

(ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ff) Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(gg) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution), in each case, with such exceptions as would not be reasonably expected to have a Material Adverse Effect.

(ii) The subsidiaries listed on Schedule IV attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(jj) The Company does not own a majority equity interest in or own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule V to this Agreement.

(kk) The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ll) The sale and delivery of the Securities will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(mm) Except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus (i) there has not been any change in the capital stock (other than as a result of (A) the exercise of stock options or the vesting of restricted stock, (B) grants of stock options or restricted stock in the ordinary course of business pursuant to the Company’s stock plans and that are described in the Registration Statement, Disclosure Package and the Prospectus or (C) the repurchase of shares of stock which were issued upon exercise of stock options or vested under other equity awards in connection with net settlements, tax withholdings or termination of service, in each case pursuant to the agreements pursuant to which such shares were issued) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective change which would be reasonably expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(nn) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Business—Intellectual Property,” (a) to the Company’s knowledge, there are no material rights of third parties to any such Intellectual Property except for any Intellectual Property that is not owned, possessed or licensed on an exclusive basis; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that could reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office that could reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(ii).

(a) Such Selling Stockholder (x) has, and immediately prior to the Closing Date or any settlement date will have, either (i) good and valid title to the Securities to be delivered by such Selling Stockholder on such Closing Date or settlement date, as applicable, or (ii) a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in respect of such Securities, free and clear of all liens, encumbrances, equities or claims, except, if such Selling Stockholder is party to the Irrevocable Power of Attorney and Custody Agreement dated May 4, 2015, entered into by and among Azteca Acquisition Holdings, LLC, Luxor Spectrum Offshore Master Fund, LP, Continental Stock Transfer & Trust Company, as Custodian, Craig D. Fischer and Alex J. Tolston, as Attorneys-in-Fact, and the Company (the “Power of Attorney and Custody Agreement”), for any liens, encumbrances, equities or claims arising thereunder and (y) has full right, power and authority to enter into this Agreement and, if such Selling Stockholder is party thereto, the Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Securities (or security entitlements in respect of such Securities) to be delivered by such Selling Stockholder on such Closing Date or settlement date, as applicable.

(b) Upon the payment for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, the delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Securities in the name of Cede or such other nominee and the crediting by book entry of such Securities on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York UCC) of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the New York UCC) in respect of such Securities, and (iii) to the extent governed by the provisions of Section 8-502 of the New York UCC, no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s certificate of incorporation, by-laws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.

(c) No consent, approval, authorization or order of, or filing with, any court or governmental body or agency having jurisdiction over the Selling Stockholder or any of its property or assets is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement, and, if such Selling Stockholder is party thereto, by the Power of Attorney and Custody Agreement, in connection with the offering and sale of the Securities sold by such Selling Stockholder, except (i) such as may be required for the registration of the Securities under the Act and (ii) such as may be required under the Exchange Act or the rules and regulations thereunder, foreign or state securities laws (including “Blue Sky” laws) or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Nasdaq.

(d) The execution, delivery and performance by such Selling Stockholder of this Agreement and, if such Selling Stockholder is party thereto, the Power of Attorney and Custody Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to any (i) statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or by-laws or analogous constituent documents of such Selling Stockholder, except in the case of clauses (i) and (ii) above, for such violations that would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder or, if such Selling Stockholder is party thereto, under the Power of Attorney and Custody Agreement; provided that no representation or warranty is made in this paragraph (d) with respect to the antifraud provisions of the federal or state securities laws.

(e) (i) On the date of the Prospectus, (ii) at the time of the filing of the Prospectus pursuant to Rule 424(b) and (iii) on the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such representation and warranty made in this subsection (e) applies only to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information. As used in this Agreement, the “Selling Stockholder Information” means information relating to a Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Disclosure Package and the Prospectus, it being understood and agreed that the only Selling Stockholder Information so furnished by such Selling Stockholder consists solely of the name and address of such Selling Stockholder, the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder, and the information about such Selling Stockholder appearing in the text corresponding to the footnote adjacent to such Selling Stockholder’s name on pages 99 to and including 100 under the caption “Selling Stockholders” in the Disclosure Package and the Prospectus or any amendments or supplements thereto.

(f) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and, if such Selling Stockholder is party thereto, the Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(g) Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(h) Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) Such Selling Stockholder has not decided to sell its shares of Underwritten Securities pursuant to this Agreement on the basis of any material non-public information concerning the Company or the Company’s subsidiaries which is not set forth in the Registration Statement, the Disclosure Package and the Prospectus.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters at a purchase price of $11.28 per share (the “Purchase Price”), the number of Underwritten Securities set forth in Schedule I hereto opposite the name of such Selling Stockholder and (ii) each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder at the Purchase Price the number of Underwritten Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Underwritten Securities to be sold by such Selling Stockholder as the number of Underwritten Securities set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Underwritten Securities (after giving effect to Section 9 hereof).

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 479,337 Option Securities from the Company at the same purchase price as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on May 13, 2015, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of each Selling Stockholder by wire transfer payable in same-day funds to an account specified by each Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, delivery of and payment for the Option Securities shall be made by the Company at 10:00 AM, New York City time, on the date specified by the Representative (which shall be not less than three nor more than 10 Business Days after exercise of said option) (such date and time of delivery and payment for the Option Securities, being herein called the “Option Closing Date”) for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(a) Agreements of the Company. The Company agrees with the several Underwriters that:

(1) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in a timely manner. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus and any supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(2) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(3) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(4) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 (which, in each case, may be satisfied by filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval system).

(5) The Company will furnish to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(6) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated (i) to qualify to do business in any jurisdiction where it is not now so qualified; (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject; or (iii) to take any action that would subject it to taxation in any jurisdictions in which it is not now so subject.

(7) The Company will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of common stock of the Company or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the foregoing restrictions shall not apply to: (i) the Securities sold to the Underwriters hereunder; (ii) the issuance of shares of Common Stock upon the exercise of any options or warrants or the conversion of convertible securities disclosed as outstanding in the Registration Statement, the Disclosure Package and the Prospectus; (iii) the issuance of shares of Common Stock or securities that represent the right to receive shares of Common Stock, in each case pursuant to the Company’s equity incentive, stock incentive, stock option, employee stock purchase or dividend reinvestment plans of the Company described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, the “Stock Plans”); (iv) the entry into an agreement providing for or the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (a) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, the issuance of any such securities pursuant to any such agreement and the filing of any registration statement on Form S-4 in connection with such agreement or (b) the Company’s joint ventures, commercial relationships and other strategic transactions; or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Stock Plans or any assumed employee benefit plan contemplated by clause (iv); provided, that the value of the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (iv) shall not exceed $100.0 million based upon the average of the daily volume-weighted average price of shares of Common Stock, as reported by Nasdaq over the 5-day period preceding any announcement of the acquisition or transaction, as applicable; and provided, further, that in the case of clause (iv), (A) each recipient of such securities shall execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement substantially to the effect set forth in Schedule IV hereto (and with the same expiration date) and (B) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of RBC Capital Markets, LLC. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives in writing such extension. The Company shall promptly notify the Representative of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(8) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(9) The Company agrees to pay the costs and expenses, except for those expenses to be paid by certain Selling Stockholders as set forth in Section 5(b)(4) below, relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the transfer, issuance and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iv) the printing and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on Nasdaq; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters and the Selling Stockholders relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters and the Selling Stockholders, or any other necessary counsel with respect to state securities law matters, relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the reasonable fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, including maintaining the effectiveness of the Registration Statement. All of the expenses described in the preceding sentence are referred to herein as “Registration Expenses.” Notwithstanding the foregoing or anything contained herein to the contrary, it is understood that (i) except as provided in this Section 5(a)(9), Section 7 and Section 8, the Underwriters shall pay all of their own costs and expenses, including fees and disbursements of their counsel, and all travel, lodging and other expenses of the Underwriters or any of their employees incurred by them in connection with any presentations to prospective purchasers of the Securities, (ii) the Company shall pay any liability insurance or other premiums for insurance it obtains in connection with this offering, regardless of whether the Registration Statement is declared effective and (iii) the Company will pay the expenses of printing or other production of all documents requested from the Company by the Underwriters relating to the offering not described above.

The provisions of this Section 5(a)(9) and Section 5(b)(4) below shall not supersede or otherwise affect any agreement that the Selling Stockholders and the Company may otherwise have for the allocation of such expenses among themselves.

(10) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(b) Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly, with the several Underwriters that:

(1) Each Selling Stockholder will not, without the prior written consent of RBC Capital Markets, LLC, directly offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder, any affiliate of such Selling Stockholder, or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder), including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of this Agreement, other than (i) the Securities sold to the Underwriters hereunder and (ii) shares of Common Stock disposed of as bona fide gifts approved by RBC Capital Markets, LLC where each recipient of a gift of shares agrees in writing to be bound by the foregoing restrictions for the duration that such restrictions remain in effect at the time of transfer; provided, however, that nothing in this Agreement shall prohibit the Selling Stockholder, any affiliate of such Selling Stockholder, or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder from transferring equity interests in such Selling Stockholder or the direct or indirect equity owners of such Selling Stockholder, unless such Selling Stockholder holds no assets other than shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for such Common Stock. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives in writing such extension. If the lock-up period is so extended, the Company shall so advise the Selling Stockholders, and the Selling Stockholders shall not engage in any transaction that may be restricted by this Agreement during the extended lock-up period without the prior written consent of RBC Capital Markets, LLC.

(2) The Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(3) The Selling Stockholders agree that, unless they have or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Selling Stockholders that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Permitted Free Writing Prospectuses.

(4) Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P. (together, “Hicks Muse”) shall pay a pro rata portion of the Registration Expenses incurred in connection with the offering based on the total amount of Securities offered by Hicks Muse in this offering to the total amount of Securities offered by the Company and all Selling Stockholders in this offering. For the avoidance of doubt, Luxor Spectrum Offshore Master Fund, LP shall be considered a Holder as defined in the Registration Rights Agreement for purposes of allocating the fees as set forth above.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and the applicable Option Closing Date(s), if any, and addressed to the Representative, in the form attached in Annex A hereto, in form and substance reasonably satisfactory to the Representative.

(c) The Representative shall have received an opinion, dated the Closing Date, of Vinson & Elkins LLP, counsel for Azteca Acquisition Holdings, LLC and Hicks Muse, dated the Closing Date and addressed to the Representative, in the form attached in Annex B hereto, in form and substance reasonably satisfactory to the Representative.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Norris Nissim, general counsel of Luxor Capital Group, LP, the investment manager of Luxor Spectrum Offshore Master Fund, LP, and an opinion of Maples and Calder, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(e) The Representative shall have received an opinion, dated the Closing Date, of Lerman Senter PLLC, dated the Closing Date and the applicable Option Closing Date(s), if any, and addressed to the Representative, in the form attached in Annex C hereto, in form and substance reasonably satisfactory to the Representative.

(f) The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the applicable Option Closing Date(s), if any, and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representative a certificate of the Company, signed by the principal executive officer of the Company and the principal financial or accounting officer of the Company, dated the Closing Date and the applicable Option Closing Date(s), if any, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct on and as of the Closing Date or the applicable Option Closing Date(s), if any, and with the same effect as if made on the Closing Date or the applicable Option Closing Date(s), if any, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date or the applicable Option Closing Date(s), if any;

(ii) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(h) The Company shall have requested and caused McGladrey LLP to have furnished to the Representative, at the Execution Time and at the Closing Date and the applicable Option Closing Date(s), if any, letters dated, respectively, as of the Execution Time and as of the Closing Date and the applicable Option Closing Date(s), if any, in form and substance satisfactory to the Representative.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(k) The Securities shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Representative.

(l) FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(m) Prior to the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) from each officer and director of the Company and each stockholder of the Company listed on Schedule VI hereto addressed to the Representative. The Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(n) Each Selling Stockholder shall have delivered to the Representative, prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and the Selling Stockholders in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date and the applicable Option Closing Date(s), if any.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i)(a) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof required to be performed or complied with by the Company other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through RBC Capital Markets, LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus, any roadshow or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other out-of-pocket expenses actually and reasonably incurred, and appropriately documented, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. In the event that it is finally judicially determined that any of the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this paragraph, such Underwriters will promptly return all sums that have been advanced pursuant hereto. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus or any Issuer Free Writing Prospectus, any roadshow or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Stockholder Information with respect to such Selling Stockholder, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate proceeds (less underwriters’ discounts and commissions, but before other expenses) to such Selling Stockholder from the sale of the Securities sold by such Selling Stockholder. This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, and each Selling Stockholder to the same extent as the foregoing indemnity from the Company and each Selling Stockholder, respectively, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledges that the following statements set forth in the Preliminary Prospectus and the Prospectus under the heading “Underwriting”: (i) the fourth paragraph thereof related to selling concessions and dealer reallowances and (ii) under the captions “Stabilization” and “Passive market making” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable out-of-pocket and appropriately documented fees and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, each Selling Stockholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, each Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Selling Stockholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company or each Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering after underwriting discounts and commissions (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and each Selling Stockholder on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or a Selling Stockholder within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company or of a Selling Stockholder shall have the same rights to contribution as the Company or such Selling Stockholder, respectively, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, any Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to each Selling Stockholder, the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and each Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i)(a) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or (b) trading in securities generally on the New York Stock Exchange or Nasdaq shall have been suspended or limited, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any Selling Stockholder any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; or, if sent to the Company, will be mailed, delivered or telefaxed to Hemisphere Media Group, Inc., 2000 Ponce de Leon Blvd., Suite 500, Coral Gables, Florida 33134, Attention: Alex J. Tolston, General Counsel and Corporate Secretary, Fax: (305) 421-6389, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: John C. Kennedy, Fax: (212) 492-0025; or, if sent to Hicks Muse, will be mailed, delivered or telefaxed to Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P., c/o Kainos Capital, LLC, 2100 McKinney Avenue, Suite 1600, Dallas, Texas 75201, Attention: David Knickel, and confirmed to it at Vinson & Elkins LLP, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Attention: Mr. Robert Kimball; or, if sent to Azteca Acquisition Holdings, LLC, will be mailed, delivered, or telefaxed to Azteca Acquisition Holdings, LLC c/o Brener International Group, LLC, 421 N. Beverly Drive, Suite 300, Beverly Hills, California 90210, Attention: Mr. Fernando Rojas, and confirmed to it at Vinson & Elkins LLP, 2001 Ross Avenue, Suite 3700, Dallas, Texas 75201, Attention: Mr. Robert Kimball; or if sent to Luxor Spectrum Offshore Master Fund, LP, will be mailed or delivered to Luxor Spectrum Offshore Master Fund, LP, c/o Luxor Capital Group, LP, 1114 Avenue of the Americas, 29th Floor, New York, NY 10036.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge, severally and not jointly, that (a) the purchase and sale of the Underwritten Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the purchase and sale of the Option Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (c) the Underwriters are acting as principals and not as an agents or fiduciaries of the Company or the Selling Stockholders and (d) the Company’s and the Selling Stockholders’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Stockholders agrees, severally and not jointly, that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters). Each of the Company and the Selling Stockholders agrees, severally and not jointly, that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or such Selling Stockholder in connection with such transaction or the process leading thereto.

15. Integration. This Agreement, together with the Registration Rights Agreement and the Joinder and Waiver Agreement, supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Company and the Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Joinder and Waiver Agreement” shall mean that Joinder and Waiver to Registration Rights Agreement Relating to Hemisphere Media Group, Inc. Common Stock and Warrants by and among the Company, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Intermedia Partners VII, L.P. and InterMedia Cine Latino, LLC, dated April 2, 2015.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Rights Agreement” shall mean the Registration Rights Agreement by and among the Company and the parties identified therein, dated January 22, 2013.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“subsidiary” shall mean each direct and indirect subsidiary of the Company.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

Hemisphere Media Group, Inc.

By:	/s/ Alan J. Sokol
Name: Alan J. Sokol
Title: Chief Executive Officer

Azteca Acquisition Holdings, LLC

By:	/s/ Christopher Hopkins
Name: Christopher Hopkins
Title: Secretary and Director

Hicks, Muse, Tate & Furst Equity Fund III, L.P.

By:	HM3/GP Partners, L.P.,
its general partner

By:	Hicks, Muse GP Partners III, L.P.,
its general partner

By:	Hicks, Muse Fund III Incorporated,
its general partner

By:	/s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Chief Financial Officer

HM3 Coinvestors, L.P.

By:	Hicks Muse GP Partners III, L.P. its general partner

By:	Hicks, Muse Fund III Incorporated, its general partner

By:	/s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Chief Financial Officer

Luxor Spectrum Offshore Master Fund, LP

By:	LCG Holdings, LLC its general partner

By:	/s/ Kelly Skura
Name: Kelly Skura
Title: Chief Financial Officer

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

RBC Capital Markets, LLC

By: RBC Capital Markets, LLC

By:	/s/ Jennifer Caruso
Name: Jennifer Caruso
Title: Managing Director

For themselves and the other

several Underwriters named in

Schedule II to the foregoing

Agreement.

Schedule I

Selling Stockholders	Number of Underwritten Securities to be Sold
Azteca Acquisition Holdings, LLC	140,000
Hicks, Muse, Tate & Furst Equity Fund III, L.P.	2,884,231
HM3 Coinvestors, L.P.	88,351
Luxor Spectrum Offshore Master Fund, LP	83,001

Total	3,195,583

Schedule II

Underwriters	Number of Underwritten Securities to be Purchased
RBC Capital Markets, LLC	1,853,438
Guggenheim Securities, LLC	559,227
Stifel, Nicolaus & Company, Incorporated	559,227
Maxim Group LLC	223,691

Total	3,195,583

Schedule III

Schedule of Free Writing Prospectuses included in the Disclosure Package: None.

Schedule IV

Schedule of significant subsidiaries:

HMTV, LLC

Hemisphere Media Holdings, LLC

WAPA Holdings, LLC

Cine Latino, Inc.

HMTV Cable, Inc.

WAPA America Inc.

InterMedia Español, Inc.

Televicentro of Puerto Rico, LLC

HMTV Pasiones US, LLC

HMTV Pasiones LatAm, LLC

HMTV Pasiones LatAm II, LLC

HMTV Centroamerica TV, LLC

HMTV TV Dominicana, LLC

Schedule V

Schedule of subsidiaries:

HMTV, LLC

Hemisphere Media Holdings, LLC

WAPA Holdings, LLC

Cine Latino, Inc.

HMTV Cable, Inc.

WAPA America Inc.

InterMedia Español, Inc.

Televicentro of Puerto Rico, LLC

HMTV Pasiones US, LLC

HMTV Pasiones LatAm, LLC

HMTV Pasiones LatAm II, LLC

HMTV Centroamerica TV, LLC

HMTV TV Dominicana, LLC

Schedule VI

Schedule of Directors, Officers and Stockholders Subject to Lock-Up:

Directors and Officers:

Alan J. Sokol

Peter M. Kern

Craig D. Fischer

Leonardo Guevara

Karen A. Maloney

Jose E. Ramos

Alex J. Tolston

Nicolas J. Valls

Gabriel Brener

John Engelman

Leo Hindery, Jr.

James M. McNamara

Eric C. Neuman

Vincent L. Sadusky

Ernesto Vargas Guajardo

Stockholders:

InterMedia Partners VII, L.P. and its affiliates

Cinema Aeropuerto, S.A. de C.V.

Luxor Capital Partners, LP

Luxor Capital Partners Offshore Master Fund, LP

Luxor Wavefront, LP

OC 19 Master Fund, L.P. - LCG

EXHIBIT A – Form of Lock-Up Agreement

[Letterhead of officer, director or major stockholder of

Hemisphere Media Group, Inc.]

Hemisphere Media Group, Inc.

Public Offering of Common Stock

        , 2015

RBC Capital Markets, LLC

As Representative of the several Underwriters,

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), and you, as representative of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.0001 par value per share (the “Common Stock”), of the Company (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”). The restrictions contained in the foregoing sentence shall not apply to: (a) the sale of Common Stock pursuant to the terms of the Underwriting Agreement, (b) the exercise of an option or warrant to the extent the securities acquired upon exercise are sold pursuant to the terms of the Underwriting Agreement, (c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock as a bona fide gift, (d) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock to any trust, family limited partnership or similar entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin), (e) distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (f) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestate succession, (g) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, or (h) the exercise of, and the surrender of shares of Common Stock directly to the Company pursuant to tax withholding or net exercise provisions of, any equity awards issued pursuant to the Company’s equity incentive plans in existence at the time of the Offering or effective upon the consummation thereof, or any warrant outstanding as of the consummation of the Offering; provided that (i) in the case of (c) through (f) above, each donee, distributee and transferee, shall agree in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (ii) in the case of (c) through (h), no filing under the Exchange Act or other public filing shall be required or shall be voluntarily made during the Lock-Up Period in connection with such event (other than any Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company). In addition, the foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period. The undersigned further agrees that the restrictions contained herein shall be equally applicable to any shares of Common Stock the undersigned may purchase in the Offering.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless RBC Capital Markets, LLC waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

This agreement shall be terminated and the undersigned shall be released from its obligations hereunder upon the earliest of: (i) termination of the Underwriting Agreement prior to the sale of any Common Stock to the Underwriters pursuant to the Underwriting Agreement, (ii) written notification by the Company and the Selling Stockholders that they do not intend to proceed with the Offering and (iii) May 31, 2015, in the event that the Offering has not been completed prior to such date.

[Signature Page Follows]

Yours very truly,

Name:
Address:

ADDENDUM – Form of Waiver of Lock-Up

[Letterhead of RBC]

Hemisphere Media Group, Inc.

Public Offering of Common Stock

, 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Hemisphere Media Group, Inc. (the “Company”) of [            ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company and the lock-up letter dated [            ], 20[            ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 20[ ], with respect to [            ] shares of Common Stock (the “Shares”).

RBC Capital Markets, LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 20[ ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Name:
Title:

cc: Hemisphere Media Group, Inc.

ANNEX A

Form of Opinion of Counsel for Company

1. The Company is validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement.

2. The Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares are [, or when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be] validly issued, fully paid and non-assessable.

3. The Class A common stock of the Company conforms in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

4. There are no preemptive or other similar rights to subscribe for or to purchase shares of Class A common stock in the Company’s certificate of incorporation or bylaws, each as in effect on the date of this letter, or in any agreement, indenture or instrument listed as an Exhibit to the Registration Statement, or under the General Corporation Law of the State of Delaware (the “GCL”).

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. The statements in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Consequences,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

7. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which we express no opinion.

8. The [issuance and sale of the Shares by the Company and the] sale of the Shares by the Selling Stockholders, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (i) result in a violation of the Charter Documents, (ii) breach or result in a default under any agreement, indenture or instrument listed as an Exhibit to the Registration Statement or (iii) violate the GCL and those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to issuers in transactions of the type contemplated by the Underwriting Agreement, except in the case of clause (ii) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed as an Exhibit to the Registration Statement to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (ii) and (iii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this letter, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph 9 below) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Shares, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

9. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company under any Applicable Law for the sale of the Shares, the execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder other than any filing with the Commission on Form 8-K under the Exchange Act. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

10. The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

ANNEX B

Form of Opinion of Counsel for Selling Stockholder

(i) [Name of Selling Stockholder] is validly existing as a [Selling Stockholder Entity Type] in good standing under the laws of the [Selling Stockholder State of Incorporation].

(ii) Upon the payment for the Securities to be sold by [Name of Selling Stockholder], the delivery of such Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of such Securities in the name of Cede or such other nominee and the crediting by book entry of such Securities on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York UCC) of the Underwriters (assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Securities) (i) under Section 8-501 of the New York UCC, the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the New York UCC) in respect of such Securities and (ii) under the provisions of Section 8-502 of the New York UCC, no action based on an adverse claim to such Securities (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) may be asserted against the Underwriters with respect to such “security entitlement”. In giving this opinion, we have assumed that when such payment, delivery and crediting occur, (A) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC and the State of New York is the “securities intermediary jurisdiction” of DTC for purposes of Section 8-110 of the New York UCC, and (C) appropriate book entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the New York UCC.

(iii) The Underwriting Agreement [and the Power of Attorney and Custody Agreement] [has]/[have] been duly and validly authorized, executed and delivered by [Name of Selling Stockholder].

(iv) None of the execution, delivery and performance of the Underwriting Agreement by [Name of Selling Stockholder] constitutes or will constitute a violation of the organizational documents of [Name of Selling Stockholder]. None of the execution, delivery and performance of the Underwriting Agreement by [Name of Selling Stockholder] (i) constitutes or will constitute a breach or violation of or a default under (or an event that, with notice or lapse of time or both, would constitute such a breach or violation of or default under), any agreement filed as an exhibit to the Registration Statement or any document incorporated by reference therein, in each case to which [Name of Selling Stockholder] is a party or (ii) violates or will violate the [Relevant Local Corporate Law], the laws of the State of New York or Federal law, excluding in the case of clauses (i) and (ii) any such breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on [Name of Selling Stockholder] or materially impair the ability of [Name of Selling Stockholder] to consummate the transactions provided for in the Underwriting Agreement [or in the Power of Attorney and Custody Agreement]; provided, however, that no opinion is expressed pursuant to this paragraph (iv) with respect to federal or state securities laws or other anti-fraud laws.

(v) No permit, consent, approval, authorization, order, registration, filing or qualification under [Relevant Local Corporate Law], New York law or Federal law is required in connection with the execution, delivery and performance of the Underwriting Agreement [or the Power of Attorney or Custody Agreement] by [Name of Selling Stockholder], or the consummation of the transactions contemplated by the Underwriting Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on [Name of Selling Stockholder] or (iv) as disclosed in the Disclosure Package and the Prospectus.

ANNEX C

Form of Opinion of Special Regulatory Counsel for Company

We have acted as special communications counsel to the Company in connection with the Underwriting Agreement dated [•], 2015, (the “Underwriting Agreement”) by and among the Company, the Selling Stockholders and RBC Capital Markets, LLC, as representative of the Underwriters. Capitalized terms used but not defined in this opinion have the meaning set forth in the Underwriting Agreement.

The scope of our engagement has been limited to review and comment on the certain provisions in the Preliminary Prospectus and Prospectus as to matters within the jurisdiction of the Federal Communications Commission (the “FCC”) under the Communications Act of 1934, as amended, and the rules, regulations, published orders and published policy statements of the FCC (collectively, the “Communications Laws”). We express no opinion on any other matter whatsoever. In particular, we have not reviewed any other document, agreement or instrument—including documents, agreements and instruments referred to in the Underwriting Agreement, Preliminary Prospectus and Prospectus—and we have assumed that there are no such other documents, agreements or instruments that are relevant to, or would adversely affect, any of our opinions contained herein.

As used herein, the term “to our knowledge” or “knowledge” shall mean the actual knowledge (that is, the conscious awareness of facts or other information) of attorneys in our firm who have devoted substantive attention to the matters dealt with in this opinion. Such term does not include any knowledge of other attorneys within our firm or any constructive or imputed notice of any matters or items of information.

Based upon the foregoing and subject to the further qualifications and limitations set forth below, we are of the opinion that:

(1) Televicentro of Puerto Rico, LLC (“Televicentro”) holds the licenses identified on Attachment 1 to this letter (the “FCC Licenses”). The FCC Licenses authorize Televicentro to operate with the facilities specified therein, including a full power digital television station on Channel 27 in San Juan, Puerto Rico, a full power digital television station on Channel 23 in Mayaguez, Puerto Rico, and a full power digital television station on Channel 15 in Ponce, Puerto Rico. The FCC Licenses are in full force and effect. None of the FCC Licenses is the subject of a pending license renewal application. The term “full force and effect” means that, to our knowledge: (i) the FCC public notices issuing the FCC Licenses have become effective; (ii) no stay of effectiveness of such public notices has been issued by the FCC; and (iii) the FCC Licenses have not been invalidated by any subsequent published FCC action.

(2) To our knowledge, no FCC proceedings specifically directed against the Company, Televicentro or any of the FCC Licenses are pending that would reasonably be expected to have a Material Adverse Effect.

(3) The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder do not violate the Communications Laws, will not result in any forfeiture or impairment of any FCC License and do not require any registration with, any authorization, consent or approval by, or any notice to or filing or declaration with, the FCC.

(4) The statements made in the Preliminary Prospectus and Prospectus under the captions “Risk Factors” and “Business,” to the extent that they relate to the Communications Laws, fairly summarize the matters described therein in all material respects.

Our opinions are subject to the following qualifications and limitations:

(a) We assume that neither the sale of the Securities to the Underwriters nor the subsequent sales by the Underwriters to the public will result in any individual or entity holding an attributable interest (as defined by the FCC) in the Company violates the Communications Laws. We note that the Prospectus states that Intermedia (as defined in the Prospectus) holds a majority of the voting power in the Company; therefore, under the Communications Laws, no minority stockholder should be deemed to hold an attributable interest in the Company unless that stockholder also holds the right to designate or, under certain circumstances, nominate a director, or holds capital stock and debt of the Company that in the aggregate exceeds 33 percent of the total asset value of the Company.

(b) We assume that neither the sale of the Securities to the Underwriters nor subsequent sales by the Underwriters to the public will result in the acquisition of more than 25 percent of the capital stock of the Company by Aliens (as defined in the Prospectus).

The opinions set forth above are as of the date hereof. We assume no obligation to advise you of changes in fact or law that may affect any matter addressed herein.

This opinion is being furnished to you solely for your use on the date hereof in connection with the Underwriting Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose, except that you may furnish copies hereof for informational purposes only (i) to your successors and assigns, (ii) to your attorneys, accountants and professional advisors, (iii) to any regulatory authority having jurisdiction over you, (iv) pursuant to order or legal process of any court or governmental agency, or (v) as otherwise required by law, but no such other persons or entities shall be entitled to rely upon this opinion.